EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into the Registration Statements on Form S-8 (No. 333-74258, 333-74264, 333-59372, 333-92337, 333-85107, 333-80501, 333-26015, 333-124037, 333-124038 and 333-139319) and on Form S-3 (No. 333-66292, 333-45028, 333-108613,  333-113759, 333-123591, 333-137138, 333-127817, 333-133373, 333-126223, 333-142139, 333-142339, 333-142340, 333-138429 and 333-144534) of our report dated April 15, 2008, with respect to the consolidated financial statements of Verso Technologies, Inc. which are included in the Company’s Form 10-K for the year ended December 31, 2007.

/s/ Tauber & Balser, P.C.

Atlanta, Georgia
April 15, 2008